Exhibit 99.1

Identix Reports Second Quarter Results; Record Biometric-Related Sales Drive 54% Year-over-Year Increase in Quarterly Revenue

    MINNETONKA, Minn.--(BUSINESS WIRE)--Jan. 27, 2005--Identix Incorporated (Nasdaq:IDNX) today reported financial results for its fiscal 2005 second quarter and first six months ended December 31, 2004. Fiscal 2005 second quarter revenue was $18.6 million, up 54 percent when compared to revenue of $12.1 million in the same quarter last year. Fiscal 2005 second quarter loss from continuing operations was $2.8 million, or $0.03 per fully diluted share, compared to a loss from continuing operations of $5.5 million, or $0.06 per fully diluted share in the year-earlier quarter. The net loss for the fiscal 2005 second quarter included a special gain of $1.1 million, or $0.01 per share, related to lease exit cost reserves in excess of the buyout of the Company's former California facilities lease, as announced on December 16, 2004. As expected, gross margin for the fiscal 2005 second quarter declined to 32 percent of revenue, compared to 36 percent of revenue in the year earlier quarter. The Company's balance sheet remains solid with no long-term debt and a combined cash and marketable securities balance of $42.8 million as of December 31, 2004, down by $1 million from September 30, 2004.
    "I am very pleased to report that this was the fifth consecutive quarter of top line growth for Identix," said Identix President & CEO Dr. Joseph J. Atick. "As demonstrated by our record biometric revenue this quarter, which drove the second quarter's 54 percent year-over-year revenue growth, we continue to see strong opportunities for biometric solutions throughout the world. Identix' premier position as the leading provider of multi-biometric technology is paying off in winning significant business and we remain on track for a record setting year for biometrics revenue. Additionally," Atick continued, "the expected pay back from the completion of our planned up-front investment in certain customer programs in the first half of our fiscal 2005, as well as recent sales of our ABIS data-mining platform, positions us to deliver on our previously announced plan to reap the benefits of higher gross margins in future periods."
    Revenue for the first six months of fiscal 2005 was $35.2 million, with a loss from continuing operations of $7.6 million, or $0.09 per fully diluted share. Fiscal 2005 first six months revenue was up 44 percent when compared to fiscal 2004 first six months revenue of $24.5 million, with a loss from continuing operations of $10.5 million, or $0.12 per fully diluted share.
    As a result of the Company's sale of its project management services subsidiary, Identix Public Sector, Inc. (IPS), in February 2004, the Company's financial statement presentations have been reclassified to present IPS as a discontinued operation. All prior period financial information and comparisons in this press release and all future financial reports issued by the Company reflect the reclassification of the IPS business net operating results as discontinued operations. The Company's net loss for the second quarter and first six months of fiscal 2005 was not impacted by the discontinued IPS business. The net loss for the year earlier quarter, including the impact of the discontinued IPS business was $5.6 million, or $0.06 per fully diluted share. The net loss for the year earlier first six months, including the impact of the discontinued IPS business was $10.2 million, or $0.12 per fully diluted share.
    Identix CFO Elissa Lindsoe commented, "As illustrated by today's results, we are executing well from a revenue standpoint and expect to continue to see solid top line growth as we remain on track for full fiscal year-over-year revenue growth of 35-43 percent. Importantly, several of the large orders we have received are of a size where our customers are scheduling shipments over more than three or four quarters, which means we are also beginning to build a base for our fiscal 2006 year. We believe we are continuing to manage costs well and are on schedule to achieve sustainable increases in our gross margins starting in our third quarter ending March 31, 2005. We believe our continuing focus on, and commitment to, strong execution will continue to drive bottom line improvement throughout the fiscal year."

    Current Fiscal 2005 Financial Outlook

    The Company is reaffirming the ranges of financial expectations for the remaining two quarters of its fiscal 2005-year ending June 30, 2005. Identix cautions that these financial expectations are forward-looking statements that fall under the Company's Safe Harbor statement below. Identix cautions that delivery on orders, as well as product mix that may affect gross margin, can move or vary from one quarter to another, which could materially adversely affect the Company's current expectations.

    Third quarter ending March 31, 2005:

    Revenue is expected to be between $19.0 - $21.0 million, with an expected net loss of $0.02 - $0.04 per share.

    Fourth quarter ending June 30, 2005:

    Revenue is expected to be between $20.5 - $23.0 million, with an expected net loss of $0.01 - $0.03 per share.

    Other fiscal 2005 second quarter highlights included:

    -- Identix has experienced strong order flow over the past five quarters, which continues to significantly increase the Company's visibility into future quarters' revenue. To-date, Identix has received purchase orders representing approximately 35 percent of its projected biometrics product revenue for the remainder of the fiscal 2005-year.

    -- Identix received an addition order from the U.S. Customs and Border Protection Agency for its industry leading TouchPrint(TM) ten-print live scan technology for deployment as part of the U.S. Visitor and Immigrant Status Indicator Technology (VISIT) program. This new purchase order brings the total amount of U.S. border protection-related orders from CBP to more than $3.6 million in fiscal 2005.

    -- Identix' technology was selected by Pennsylvania to help meet the requirements of the Transportation Security Administration
        (TSA) under the U.S. Patriot Act to conduct focused background checks, including fingerprint-based biometric criminal history checks, of all commercial drivers who apply for, renew or transfer an endorsement to transport hazardous materials (HAZMAT), including explosives. The Pennsylvania State Police
        (PSP) ordered more than $1.8 million of Identix(R) live scan systems for deployment at PSP offices throughout the State.

    -- Identix saw strong order flow from all vertical markets, with announced purchase orders during the fiscal 2005 second quarter, including the CBP and PSP orders, of more than $6.8 million for its TouchPrint(R) 3000 line of 10-print and full hand live scan systems.

    -- Identix continued to do a good job of cash management, utilizing $1 million net in its fiscal 2005 second quarter. Continuing focus on prudent cash management enabled the Company to take advantage of the opportunity to exit its previously vacated Northern California office facilities with a cash buyout, which resulted in cash savings over the remaining three years of the lease obligation of more than $1.6 million, or a 18%+ return on this investment. The company paid a one time lump sum payment of $5.25 million to Vasona Business Park on January 4, 2005, which will impact the Company's third quarter cash utilization.

    -- Identix' real-time, mobile identification IBIS system adoption and successful deployment by Hennepin County Sheriff's Office and the Minnesota BCA was recognized by Government Computer News for an Agency Award.

    Identix will host a webcast today at 9:00 am EST. The webcast will be broadcast live and may be accessed at the Identix website at http://www.shareholder.com/identix/medialist.cfm. To listen to the live webcast, please visit the Identix Investor Relations web site and click on the conference call button at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay will be available at the same location shortly after the call. For those without Internet access, you may call (800) 642-1687, code 3261519, beginning two hours after completion of the call. The telephonic replay will be available until midnight February 1, 2005.
    Identix and TouchPrint are trademarks or registered trademarks of Identix Incorporated in the United States and other countries.

    About Identix Incorporated

    Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric technology company. Identix provides fingerprint, facial and skin biometric technologies, as well as systems, and critical system components that empower the identification of individuals in large-scale ID and ID management programs. The Company's offerings include live scan systems and services for biometric data capture, mobile systems for on-the-spot ID, and backend standards-based modules and software components for biometric matching and data mining. Identix products are used to conduct background checks, speed travel and commerce via secure identification documents, prevent identity fraud in large-scale government and civil ID programs, and control access to secure areas and networks. With a global network of partners, such as leading system integrators, defense prime contractors and OEMs, Identix serves a broad range of markets including government, law enforcement, gaming, finance, travel, transportation, corporate enterprise and healthcare.
    More information on Identix can be accessed via the Company web site at http://www.identix.com.

    Statements in this release that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Risks and uncertainties include, without limitation, those related to the ability of Identix to complete complex product development and obtain relevant government agency certifications on a timely basis; the availability of funding from government and other customers; and the readiness of customers to accept delivery of new products on a timely basis; the ability of the Company to achieve targeted levels of product and component mix; increasing levels of competition; and other risks identified in the Company's SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.



IDENTIX INCORPORATED
CONSOLIDATED  CONDENSED FINANCIAL STATEMENTS
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Consolidated Condensed Statements of Operations

                                 Three Months Ended  Six Months Ended
                                    December 31,       December 31,
                                  2004      2003      2004     2003
                                 --------  --------  -------  --------

Revenue                         $ 18,558  $ 12,056  $35,181  $ 24,523
Cost of revenue                   12,696     7,727   24,387    15,398
                                 --------  --------  -------  --------
Gross profit                       5,862     4,329   10,794     9,125

Operating expenses:
    Selling and marketing          2,903     2,755    5,565     5,492
    Research and development       2,787     2,768    5,316     5,023
    General and administrative     3,113     3,165    6,202     6,714
    Amortization of acquired
     intangible assets             1,285     1,375    2,569     2,757
    Special gain                  (1,071)      ---     (620)      ---
                                 --------  --------  -------  --------
                                   9,017    10,063   19,032    19,986
                                 --------  --------  -------  --------

Operating loss                    (3,155)   (5,734)  (8,238)  (10,861)

Interest and other income, net       402       364      671       674
Interest expense                      (3)      ---       (9)       (3)
Equity interest in loss of
 joint venture                       ---      (142)     ---      (247)
                                 --------  --------  -------  --------
Loss before taxes and
 discontinued operations          (2,756)   (5,512)  (7,576)  (10,437)

Income tax expense                    (9)      (10)     (22)      (19)
                                 --------  --------  -------  --------
Net loss from continuing
 operations                       (2,765)   (5,522)  (7,598)  (10,456)

Income (loss) from discontinued
 operations                          ---       (37)     ---       241
Gain on sale of IPS                  ---       ---      ---       ---
                                 --------  --------  -------  --------
Net loss                        $ (2,765) $ (5,559) $(7,598) $(10,215)
                                 ========  ========  =======  ========

Basic and diluted loss per
 share:
    Continuing operations       $  (0.03) $  (0.06) $ (0.09) $  (0.12)
    Discontinued operations          ---     (0.00)     ---      0.00
                                 --------  --------  -------  --------
    Basic and diluted loss per
     share                      $  (0.03) $  (0.06) $ (0.09) $  (0.12)
                                 ========  ========  =======  ========
Weighted average shares
 outstanding
    basic and diluted             88,591    86,143   88,514    86,079
                                 ========  ========  =======  ========



Consolidated Condensed Balance Sheets
(UNAUDITED, IN THOUSANDS)
                                                  Dec. 31,   Jun. 30,
                                                    2004       2004
                                                  ---------  ---------

Assets
Cash and cash equivalents                        $  33,331  $  35,944
Marketable securities -- short-term                  9,438      9,472
Accounts receivable, net                            13,587     11,412
Inventories, net                                     5,848      7,171
Prepaid expenses and other assets                      579      1,052
                                                  ---------  ---------
    Total current assets                            62,783     65,051

Property and equipment, net                          1,874      2,153
Goodwill                                           141,213    141,213
Acquired intangible assets, net                     15,930     18,497
Other assets                                           929      1,913
                                                  ---------  ---------
Total assets                                     $ 222,729  $ 228,827
                                                  =========  =========

Liabilities and stockholders' equity
Accounts payable                                 $   4,979  $   4,881
Accrued compensation                                 3,755      2,948
Other accrued liabilities                            8,693      4,992
Deferred revenue                                     7,044      6,408
                                                  ---------  ---------
    Total current liabilities                       24,471     19,229

Deferred revenue, net of current portion               696        462
Other liabilities                                      202      5,647
                                                  ---------  ---------
    Total liabilities                               25,369     25,338

Stockholders' equity
  Common stock                                         887        884
  Additional paid-in capital                       551,406    549,956
  Accumulated deficit                             (354,791)  (347,193)
  Deferred stock-based compensation                    ---        (14)
  Accumulated other comprehensive loss                (142)      (144)
                                                  ---------  ---------
    Total stockholders' equity                     197,360    203,489
                                                  ---------  ---------
Total liabilities and stockholders' equity       $ 222,729  $ 228,827
                                                  =========  =========


    CONTACT: Identix Incorporated, Minnetonka
             Damon Wright, 952-979-8485
             damon.wright@identix.com